Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in NSTAR’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

November 28, 2008